Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2024 FOURTH QUARTER
OF $5.0 MILLION AND DILUTED EARNINGS PER SHARE OF $0.33

2024 Fourth Quarter Highlights compared with 2024 Third Quarter:
•Financial Results:
◦Net income of $5.0 million, compared to $5.4 million
◦Diluted earnings per share of $0.33, compared to $0.36
◦Net interest income of $16.9 million, compared to $16.5 million
◦Net interest margin of 2.96%, compared to 2.95%
◦Provision for credit losses of $1.5 million, compared to $448 thousand
◦Total assets of $2.37 billion, compared to $2.39 billion
◦Gross loans of $1.96 billion, compared to $1.93 billion
◦Total deposits of $2.03 billion, compared to $2.06 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.27%, compared to 1.19%
◦Net charge-offs(1) to average gross loans(2) of 0.00%, compared to 0.01%
◦Loans past due 30-89 days to gross loans of 0.46%, compared to 0.53%
◦Nonperforming loans to gross loans of 0.40%, compared to 0.19%
◦Criticized loans(3) to gross loans of 1.00%, compared to 0.85%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.35%
◦Book value per common share increased to $13.83, compared to $13.75
◦Paid quarterly cash dividend of $0.12 per share for the periods
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes Special Mention, Substandard, Doubtful, and Loss categories.
LOS ANGELES, January 23, 2025 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the fourth quarter of 2024. Net income for the fourth quarter of 2024 was $5.0 million, or $0.33 per diluted common share, compared with $5.4 million, or $0.36 per diluted common share, for the third quarter of 2024, and $5.2 million, or $0.34 per diluted common share, for the fourth quarter of 2023.

Min Kim, President and Chief Executive Officer:

“We are continuing to experience the effects of uncertainty in the financial markets providing challenges in increasing customer deposits and lowering costs of deposit,” said Min Kim, President and Chief Executive. “We continue to see slightly elevated levels of classified loans, and we have responded prudently to managing these assets. We are also paying careful attention to those of our customers and employees who have been affected by the unprecedented wildfires in the Los Angeles basin, and we express our deepest condolences to all of those who have lost homes, businesses or jobs, or who have been affected by these disasters. We look forward to opportunities to assist in the recovery of the affected communities.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Quarter			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Selected Income Statement Data:
Net interest income	$16,929	$16,506	$16,230	2.6%	4.3%
Provision for credit losses	1,547	448	630	245.3	145.6
Noninterest income	4,417	4,240	3,680	4.2	20.0
Noninterest expense	13,133	12,720	11,983	3.2	9.6
Income tax expense	1,695	2,142	2,125	(20.9)	(20.2)
Net income	4,971	5,436	5,172	(8.6)	(3.9)
Diluted earnings per share	0.33	0.36	0.34	(8.3)	(2.9)
Selected Balance Sheet Data:
Gross loans	$1,956,852	$1,931,007	$1,765,845	1.3%	10.8%
Total deposits	2,027,285	2,064,603	1,807,558	(1.8)	12.2
Total assets	2,366,013	2,387,980	2,147,730	(0.9)	10.2
Average loans(1)	1,947,653	1,905,952	1,787,540	2.2	9.0
Average deposits	2,029,855	1,998,633	1,813,411	1.6	11.9
Credit Quality:
Nonperforming loans	$7,820	$3,620	$6,082	116.0%	28.6%
Nonperforming loans to gross loans	0.40%	0.19%	0.34%	0.21	0.06
Criticized loans(2) to gross loans	1.00	0.85	0.76	0.15	0.24
Net charge-offs(3) to average gross loans(1)	0.00	0.01	0.04	(0.01)	(0.04)
Allowance for credit losses to gross loans	1.27	1.19	1.25	0.08	0.02
Allowance for credit losses to nonperforming loans	317	634	362	(317.00)	(45.00)
Financial Ratios:
Return on average assets(3)	0.84%	0.94%	0.96%	(0.10)%	(0.12)%
Return on average equity(3)	9.75	10.95	11.18	(1.20)	(1.43)
Net interest margin(3)	2.96	2.95	3.12	0.01	(0.16)
Efficiency ratio(4)	61.52	61.31	60.19	0.21	1.33
Common equity tier 1 capital ratio	11.35	11.57	12.52	(0.22)	(1.17)
Leverage ratio	9.27	9.30	9.57	(0.03)	(0.30)
Book value per common share	$13.83	$13.75	$12.84	0.6	7.7

(1)Includes loans held for sale.
(2)Includes Special Mention, Substandard, Doubtful, and Loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Interest Income
Interest income	$35,051	$35,299	$31,783	(0.7)%	10.3%
Interest expense	18,122	18,793	15,553	(3.6)	16.5
Net interest income	$16,929	$16,506	$16,230	2.6%	4.3%

($ in thousands)	For the Three Months Ended						Yield Change 4Q2024 vs.
	4Q2024		3Q2024		4Q2023
	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	3Q2024	4Q2023
Interest-earning Assets:
Loans	$31,729	6.49%	$31,885	6.66%	$28,914	6.43%	(0.17)%	0.06%
Total interest-earning assets	35,051	6.12	35,299	6.30	31,783	6.10	(0.18)	0.02
Interest-bearing Liabilities:
Interest-bearing deposits	17,182	4.60	17,921	4.85	14,127	4.51	(0.25)	0.09
Total interest-bearing liabilities	18,122	4.58	18,793	4.82	15,553	4.53	(0.24)	0.05
Ratios:
Net interest income / interest rate spreads	16,929	1.54	16,506	1.48	16,230	1.57	0.06	(0.03)
Net interest margin		2.96		2.95		3.12	0.01	(0.16)
Total deposits / cost of deposits	17,182	3.37	17,921	3.57	14,127	3.09	(0.20)	0.28
Total funding liabilities / cost of funds	18,122	3.41	18,793	3.60	15,553	3.19	(0.19)	0.22

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 4Q2024 vs.
	4Q2024		3Q2024		4Q2023
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	3Q2024	4Q2023
Loan Yield Component:
Contractual interest rate	$31,406	6.42%	$31,182	6.52%	$28,596	6.36%	(0.10)%	0.06%
Accretion of SBA loan discount(2)	813	0.17	918	0.19	960	0.21	(0.02)	(0.04)
Amortization of net deferred fees	(47)	(0.01)	23	—	(67)	-0.01	(0.01)	—
Amortization of premium	(363)	(0.07)	(487)	(0.10)	(423)	(0.09)	0.03	0.02
Net interest recognized on nonaccrual loans	(232)	(0.05)	(61)	(0.01)	(345)	(0.08)	(0.04)	0.03
Prepayment penalty income and other fees(3)	152	0.03	310	0.06	193	0.04	(0.03)	(0.01)
Yield on loans	$31,729	6.49%	$31,885	6.66%	$28,914	6.43%	(0.17)%	0.06%

(1)Annualized.

(2)Includes discount accretion from SBA loan payoffs of $329 thousand, $426 thousand and $413 thousand for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(3)Includes prepayment penalty income of $45 thousand, $114 thousand and $43 thousand for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively, from Commercial Real Estate (“CRE”) loans.

Fourth Quarter 2024 vs. Third Quarter 2024
Net interest income increased $423 thousand, or 2.6%, primarily due to lower interest expense on interest-bearing deposits, partially offset by lower interest income on loans as our deposit costs repriced faster than our loan yields following the Federal Reserve’s rate cuts from September 2024. Net interest margin was 2.96%, an increase of 1 basis point from 2.95%.
◦A $739 thousand decrease in interest expense on interest-bearing deposits was primarily due to a 25 basis point decrease in average cost.
◦A 156 thousand decrease in interest income on loans was primarily due to a 17 basis point decrease in average yield.

Fourth Quarter 2024 vs. Fourth Quarter 2023
Net interest income increased $699 thousand, or 4.3%, as higher interest income from a $206.4 million, or 10.0%, increase in average earning assets (loans and interest-bearing deposits in other banks) surpassed higher interest expense from a $210.6 million, or 15.5%, increase in average interest-bearing liabilities (deposits and borrowings). Net interest margin, however, decreased 16 basis points to 2.96% from 3.12%, primarily due to a faster increase in average interest-bearing liabilities over average earnings assets and a faster repricing in deposits costs over loan yields.
◦A $2.8 million increase in interest income on loans was primarily due to a $160.1 million, or 9.0%, increase in average balance and a 6 basis point increase in average yield.
◦A $380 thousand increase in interest income on interest-bearing deposits in other banks was primarily due to a $41.7 million, or 53.1%, increase in average balance.
◦A $3.1 million increase in interest expense on interest-bearing deposits was primarily due to a $242.9 million, or 19.5%, increase in average balance and a 9 basis point increase in average cost.
◦A $486 thousand decrease in interest expense on borrowings was primarily due to a $32 million, or 27.1%, decrease in average balance and a 44 basis point decrease in average cost.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	4Q2024	3Q2024	4Q2023
Provision for credit losses on loans	$1,859	$234	$537
Provision for (reversal of) credit losses on off-balance sheet exposure	(312)	214	93
Total provision for credit losses	$1,547	$448	$630

Fourth Quarter 2024 vs. Third Quarter 2024

The Company recorded $1.5 million in total provision for credit losses, an increase of $1.1 million, compared with $448 thousand, , reflecting an ongoing period of relatively elevated interest rates and the related impacts on our customers and on the values of the collateral securing our loans. Provision for credit losses on loans increased $1.6 million and provision for credit losses on off-balance sheet exposure decreased $526 thousand.
Provision for credit losses on loans of $1.9 million was due to a $1.5 million increase in qualitative reserves, and a $810 thousand increase in specific reserves, partially offset by a $439 thousand decrease in general reserves.
◦The increase in qualitative reserves was primarily due to changes in the Bank’s asset quality metrics and a decrease in CRE value indices.
◦The increase in specific reserves was primarily due to two SBA relationships.
◦The decrease in general reserves was primarily due to a decrease in average life of home mortgage loans, partially offset by an increase from loan growth.
Reversal of credit losses on off-balance sheet exposure of $312 thousand was primarily due to a change in calculation method for revolving accounts using expected funding amount instead of unfunded commitment amount.

Fourth Quarter 2024 vs. Fourth Quarter 2023
The Company recorded $1.5 million in total provision for credit losses, an increase of $917 thousand, compared with $630 thousand. Provision for credit losses on loans increased $1.3 million and provision for credit losses on off-balance sheet exposure decreased $405 thousand.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Noninterest Income
Service charges on deposits	$967	$889	$557	8.8%	73.6%
Loan servicing fees, net of amortization	858	693	540	23.8	58.9
Gain on sale of loans	2,197	2,088	1,996	5.2	10.1
Other income	395	570	587	(30.7)	(32.7)
Total noninterest income	$4,417	$4,240	$3,680	4.2%	20.0%

Fourth Quarter 2024 vs. Third Quarter 2024
Noninterest income increased $177 thousand, or 4.2%, primarily due to higher loan servicing fees and gain on sale of loans, partially offset by lower other income.

◦Loan servicing fees, net of amortization, were $858 thousand, an increase of $165 thousand from $693 thousand, primarily due to a decrease in servicing fee amortization driven by lower loan payoffs in loan servicing portfolio.
◦Gain on sale of loans was $2.2 million, an increase of $109 thousand from $2.1 million, primarily due to a higher average premium on sales. The Bank sold $34.7 million in SBA loans at an average premium rate of 7.82%, compared to the sale of $35.6 million at an average premium rate of 7.30%.

◦Other income was $395 thousand, a decrease of $175 thousand from $570 thousand, primarily due to an increase in unrealized loss of CRA-qualified mutual funds driven by market interest rate changes.

Fourth Quarter 2024 vs. Fourth Quarter 2023
Noninterest income increased $737 thousand, or 20.0%, primarily due to higher service charges on deposits, loan servicing fees and gain on sale of loans, offset by lower other income.
◦Service charges on deposits were $967 thousand, an increase of $410 thousand from $557 thousand, primarily due to an increase in deposit analysis fees from an increase in the number of analysis accounts.
◦Loan servicing fees were $858 thousand, an increase of $318 thousand from $540 thousand, primarily due to a decrease in servicing fee amortization driven by lower loan payoffs in loan servicing portfolio.
◦Gain on sale of loans was $2.2 million, an increase of $201 thousand from $2.0 million, primarily due to a higher average premium rate, partially offset by lower sold amount. The Bank sold $34.7 million in SBA loans at an average premium rate of 7.82%, compared to the sale of $40.1 million at an average premium rate of 5.99%.
◦Other income was $395 thousand, a decrease of $192 thousand from $587 thousand, primarily due to an increase in unrealized loss of CRA-qualified mutual fund driven by market interest rate changes.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Noninterest Expense
Salaries and employee benefits	$8,277	$8,031	$7,646	3.1%	8.3%
Occupancy and equipment	1,682	1,676	1,616	0.4	4.1
Data processing and communication	594	634	644	(6.3)	(7.8)
Professional fees	388	346	391	12.1	(0.8)
FDIC insurance and regulatory assessments	529	391	237	35.3	123.2
Promotion and advertising	82	151	86	(45.7)	(4.7)
Directors’ fees	151	154	145	(1.9)	4.1
Foundation donation and other contributions	480	549	524	(12.6)	(8.4)
Other expenses	950	788	694	20.6	36.9
Total noninterest expense	$13,133	$12,720	$11,983	3.2%	9.6%

Fourth Quarter 2024 vs. Third Quarter 2024
Noninterest expense increased $413 thousand, or 3.2%, primarily due to higher salaries and employee benefits, other expenses, and FDIC insurance and regulatory assessments.
◦Salaries and employee benefits increased $246 thousand, primarily due to increases in employee incentive accruals.
◦Other expenses increased $162 thousand, primarily due to an increase in customer services expenses related to the increase in the number of analysis accounts.
◦FDIC insurance and regulatory assessments increased $138 thousand, primarily due to year end accrual adjustments.

Fourth Quarter 2024 vs. Fourth Quarter 2023
Noninterest expense increased $1.2 million, or 9.6%, primarily due to higher salaries and employee benefits, FDIC insurance and regulatory assessments, and other expenses.
◦Salaries and employee benefits increased $631 thousand, primarily due to increases in salaries and employee benefits as our number of employees increased to 231 from 222.
◦FDIC insurance and regulatory assessments increased $292 thousand, primarily due to increases in assessment base and rate from our balance sheet growth and increased reliance on brokered deposits.
◦Other expenses increased $256 thousand, primarily due to an increase in customer services expenses related to the increase in the number of analysis accounts.

Income Tax Expense

Fourth Quarter 2024 vs. Third Quarter 2024
Income tax expense was $1.7 million, or an effective tax rate of 25.4%, compared to income tax expense of $2.1 million, or an effective tax rate of 28.3%. The decrease in effective tax rate was primarily due to year-end provision adjustments for additional tax benefits from low income housing tax credit fund investments, and adjustments for differences between the prior year tax provision and the final tax returns that were applied in the quarter.

Fourth Quarter 2024 vs. Fourth Quarter 2023
Income tax expense was $1.7 million, resulting in an effective tax rate of 25.4%, compared to income tax expense of $2.1 million, resulting in an effective tax rate of 29.1%. The decrease in effective tax rate was primarily due to year-end provision adjustments for additional tax benefits from low income housing tax credit fund investments, and adjustments for differences between the prior year tax provision and the final tax returns that were applied in the quarter.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
CRE loans	$980,247	$966,472	$885,585	1.4%	10.7%
SBA loans	253,710	252,379	239,692	0.5	5.8
C&I loans	213,097	212,476	120,970	0.3	76.2
Home mortgage loans	509,524	499,666	518,024	2.0	(1.6)
Consumer & other loans	274	14	1,574	1,857.1	(82.6)
Gross loans	$1,956,852	$1,931,007	$1,765,845	1.3%	10.8%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
CRE loans	$64,827	$68,525	$15,885	(5.4)%	308.1%
SBA loans	36,810	46,302	51,855	(20.5)	(29.0)
C&I loans	7,783	27,771	15,270	(72.0)	(49.0)
Home mortgage loans	17,937	10,105	12,417	77.5	44.5
Consumer & other loans	—	—	1,500	—	(100.0)
Gross loans	$127,357	$152,703	$96,927	(16.6)%	31.4%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	4Q2024	3Q2024	4Q2023
Loan Activities:
Gross loans, beginning	$1,931,007	$1,870,106	$1,759,525
New originations	127,357	152,703	96,927
Purchases	—	862	2,371
Sales	(34,715)	(35,576)	(40,122)
Payoffs	(48,456)	(29,642)	(23,590)
Paydowns	(21,919)	(25,772)	(27,471)
Decrease (increase) in loans held for sale	3,578	(1,674)	(1,795)
Total	25,845	60,901	6,320
Gross loans, ending	$1,956,852	$1,931,007	$1,765,845

As of December 31, 2024 vs. September 30, 2024
Gross loans were $1.96 billion as of December 31, 2024, up $25.8 million from September 30, 2024, primarily due to new loan originations, partially offset by loan sales, payoffs and paydowns. New loan originations, loan sales, and loan payoffs and paydowns were $127.4 million, $34.7 million, and $70.4 million, respectively, for the fourth quarter of 2024, compared with $152.7 million, $35.6 million, and $55.4 million, respectively, for the third quarter of 2024.

As of December 31, 2024 vs. December 31, 2023
Gross loans were $1.96 billion as of December 31, 2024, up $191.0 million, from December 31, 2023, primarily due to an increase in new loan originations of $502.8 million, partially offset by loan sales of $127.2 million and loan payoffs and paydowns of $188.2 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	4Q2024		3Q2024		4Q2023
	%	Rate	%	Rate	%	Rate
Fixed rate	33.2%	5.44%	35.7%	5.42%	35.1%	5.07%
Hybrid rate	37.0	5.66	34.7	5.60	33.9	5.15
Variable rate	29.8	8.47	29.6	8.94	31.0	9.15
Gross loans	100.0%	6.43%	100.0%	6.52%	100.0%	6.36%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of December 31, 2024
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$164,941	5.86%	$276,216	5.45%	$207,774	5.08%	$648,931	5.44%
Hybrid rate	—	—	210,510	4.44	513,438	6.17	723,948	5.66
Variable rate	107,591	7.80	137,220	7.98	339,162	8.88	583,973	8.47
Gross loans	$272,532	6.63%	$623,946	5.67%	$1,060,374	6.82%	$1,956,852	6.43%

Allowance for Credit Losses

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Allowance for credit losses on loans, beginning	$22,960	$22,760	$21,617	$200	$1,343
Provision for credit losses	1,859	234	537	1,625	1,322
Gross charge-offs	(29)	(40)	(236)	11	207
Gross recoveries	6	6	75	—	(69)
Net charge-offs	(23)	(34)	(161)	11	138
Allowance for credit losses on loans, ending	$24,796	$22,960	$21,993	$1,836	$2,803

Allowance for credit losses on off-balance sheet exposure, beginning	$672	$458	$423	$214	$249
Provision for (reversal of) credit losses	(312)	214	93	(526)	(405)
Allowance for credit losses on off-balance sheet exposure, ending	$360	$672	$516	$(312)	$(156)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Loans 30-89 days past due and still accruing	$8,964	$10,306	$9,607	(13.0)%	(6.7)%
As a % of gross loans	0.46%	0.53%	0.54%	(0.07)	(0.08)

Nonperforming loans(1)	$7,820	$3,620	$6,082	116.0%	28.6%
Nonperforming assets(1)	9,057	4,857	6,082	86.5	48.9
Nonperforming loans to gross loans	0.40%	0.19%	0.34%	0.21	0.06
Nonperforming assets to total assets	0.38	0.20	0.28	0.18	0.10

Criticized loans(1)(2)	$19,570	$16,500	$13,349	18.6%	46.6%
Criticized loans to gross loans	1.00%	0.85%	0.76%	0.15	0.24

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.19%	1.25%	0.08%	0.02%
As a % of nonperforming loans	317	634	362	(317)	(45)
As a % of nonperforming assets	274	473	362	(199)	(88)
As a % of criticized loans	127	139	165	(12)	(38)
Net charge-offs(3) to average gross loans(4)	0.00	0.01	0.04	(0.01)	(0.04)

(1)Excludes the guaranteed portion of SBA & USDA loans that are in liquidation totaling $16.3 million, $11.1 million and $2.0 million as of December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(2)Consists of Special Mention, Substandard, Doubtful and Loss categories.
(3)Annualized.
(4)Includes loans held for sale.
Overall, the Bank continued to maintain low levels of nonperforming loans and net charge-offs. Our allowance remained strong with an allowance to gross loans ratio of 1.27%.
◦Loans 30-89 days past due and still accruing were $9.0 million or 0.46% of gross loans as of December 31, 2024, compared with $10.3 million or 0.53% as of September 30, 2024.
◦Nonperforming loans were $7.8 million or 0.40% of gross loans as of December 31, 2024, compared with $3.6 million or 0.19% as of September 30, 2024. The increase was mainly driven by three SBA relationships: one isolated fire damage to a hotel property in Tucson, AZ, which the Bank is working with the borrower through a temporary deferment during the repairs, and two separate relationships in apparel business, which the Bank is in the process of liquidating and in negotiation to sell the note to the tenant.
◦Nonperforming assets were $9.1 million or 0.38% of total assets as of December 31, 2024, compared with $4.9 million or 0.20% as of September 30, 2024. OREO remained the same at $1.2 million as of December 31, 2024 and September 30, 2024, which is secured by a mix-use property in Los Angeles Koreatown with 90% guaranteed by SBA.
◦Criticized loans were $19.6 million or 1.00% of gross loans as of December 31, 2024, compared with $16.5 million or 0.85% as of September 30, 2024.
◦Net charge-offs were $23 thousand or 0.00% of average loans in the fourth quarter of 2024, compared to net charge-offs of $34 thousand, or 0.01% of average loans in the third quarter of 2024 and net charge-offs of $161 thousand, or 0.04% of average loans in the fourth quarter of 2023.

Los Angeles Wildfires Impact

The Company’s overall exposure from the Los Angeles wildfires is limited to $23.5 million (or 1.3% of net loans) based on zip code. Only three borrowers suffered direct impact from the wildfires, totaling $6.3 million in outstanding principal balance. Of the three borrowers, only two borrowers with combined outstanding principal balance of $2.2 million may require temporary loan payment adjustments. The Company will continue to monitor the loans to timely assess both direct and indirect impacts to the Company’s asset quality.

Deposits

($ in thousands)	As of						% Change 4Q2024 vs.
	4Q2024		3Q2024		4Q2023
	Amount	%	Amount	%	Amount	%	3Q2024	4Q2023
Noninterest-bearing deposits	$504,928	24.9%	$561,801	27.2%	$522,751	28.9%	(10.1)%	(3.4)%
Money market deposits and others	329,095	16.2	343,188	16.6	399,018	22.1	(4.1)	(17.5)
Time deposits	1,193,262	58.9	1,159,614	56.2	885,789	49.0	2.9	34.7
Total deposits	$2,027,285	100.0%	$2,064,603	100.0%	$1,807,558	100.0%	(1.8)%	12.2%

Estimated uninsured deposits	$961,687	47.4%	$946,406	45.8%	$1,156,270	64.0%	1.6%	(16.8)%

As of December 31, 2024 vs. September 30, 2024
Total deposits were $2.03 billion as of December 31, 2024, reflecting a decrease of $37.3 million or 1.8% from September 30, 2024, primarily due to decreases of $56.9 million in noninterest-bearing deposits and $14.1 million in money market deposits, partially offset by an increase of $33.6 million in time deposits. Customers’ preference for high-rate deposit products continued to drive the increase in time deposits over money market deposits. The decrease in noninterest-bearing deposits was primarily driven by a significant downward shift in market expectation on the Federal Reserve’s future rate cut trajectory and an uncertainty of economic and business outlook. Average balance of noninterest-bearing deposits, however, increased $15.4 million or 2.9% to $543.5 million from $528.1 million continuing the upward trend started from the beginning of 2024.
As of December 31, 2024 vs. December 31, 2023
Total deposits were $2.03 billion as of December 31, 2024, an increase of $219.7 million from December 31, 2023, primarily driven by a $307.5 million increase in time deposits, offset by decreases of $69.9 million in money market deposits and $17.8 million in noninterest-bearing deposits. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 24.9% from 28.9%. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases.

The following table sets forth the maturity of time deposits as of December 31, 2024:

	As of December 31, 2024
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$206,324	$149,639	$78,397	$131,002	$451	$565,813
Time deposits ($250 or less)	202,931	123,639	156,542	124,766	19,571	627,449
Total time deposits	$409,255	$273,278	$234,939	$255,768	$20,022	$1,193,262
Weighted average rate	4.89%	4.86%	4.77%	4.25%	3.98%	4.71%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	4Q2024	3Q2024	4Q2023
Liquidity Assets:
Cash and cash equivalents	$134,943	$166,756	$91,216
Available-for-sale debt securities	185,909	199,373	194,250
Liquid assets	$320,852	$366,129	$285,466
Liquid assets to total assets	13.6%	15.3%	13.3%

Available Borrowings:
Federal Home Loan Bank—San Francisco	$401,900	$397,617	$363,615
Federal Reserve Bank	215,115	207,782	182,989
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$717,015	$705,399	$646,604
Total available borrowings to total assets	30.3%	29.5%	30.1%

Liquid assets and available borrowings to total deposits	51.2%	51.9%	51.6%

Capital and Capital Ratios

On January 23, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about February 20, 2025 to all shareholders of record as of the close of business on February 6, 2025. The payment of the dividend is based primarily on dividends from the Bank to the Company, and future dividends will depend on the

Board’s assessment of the availability of capital levels to support the ongoing operating capital needs of both the Company and the Bank.

The Company did not repurchase share of its common stock during the fourth quarter of 2024. Since the announcement of the stock repurchase program in August 2023, the Company repurchased a total of 428,628 shares of its common stock at an average repurchase price of $9.37 per share through December 31, 2024.

	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.60%	12.50%	10.00%	10.50%
Tier 1 risk-based capital ratio	11.35	11.25	8.00	8.50
Common equity tier 1 ratio	11.35	11.25	6.50	7.00
Leverage ratio	9.27	9.20	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp				Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.60%	12.79%	13.77%	(0.19)%	(1.17)%
Tier 1 risk-based capital ratio	11.35	11.57	12.52	(0.22)	(1.17)
Common equity tier 1 ratio	11.35	11.57	12.52	(0.22)	(1.17)
Leverage ratio	9.27	9.30	9.57	(0.03)	(0.30)
Risk-weighted Assets ($ in thousands)	$1,941,549	$1,876,698	$1,667,067	3.46	16.46

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the impacts of recent wildfires affecting the Los Angeles Basin, which have dramatically affected our customers, communities and employees, and which will have as-yet-unquantified effects upon the value of our loans, the adequacy of our loan loss reserves, and the value of the associated collateral; the effects of substantial fluctuations in, and continuing elevated levels of, interest rates on our borrowers’ ability to perform in accordance with the terms of their loans and on our deposit customers’ expectation for higher rates on deposit products; cybersecurity risks, including the potential for the occurrence of successful cyberattacks and our ability to prevent and to mitigate the harms resulting from any such attacks; the geographic concentration of our customer base and our earning assets; infrastructure risks and similar circumstances that affect our and our customers’ ability to communicate and to engage in routine online banking activities; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; risks of international conflict, terrorism, civil unrest and domestic instability; the continuing effects of inflation and monetary policies, particularly those relating to the decisions and indicators of intent expressed by the Federal Reserve Open Markets Committee, as those circumstances impact our operations and our current and prospective borrowers and depositors; our ability to balance deposit liabilities and liquidity sources (including our ability to reprice those instruments and balancing our borrowings and investments to keep pace with changing market conditions) so as to meet current and expected withdrawals while promoting strong earning capacity; our ability to manage our credit risk successfully and to assess, adjust and monitor the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; the impacts of credit quality on our earnings and the related effects of increases to the reserve on our net income; our ability effectively to execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other banks and from credit unions and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; practical and regulatory constraints on the ability of Open Bank to pay dividends to us; our ability to protect and to use our trademarks and related intellectual property; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; including internal controls that affect the reliability of our publicly reported financial statements; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events (including but not limited to the above-described wildfires affecting the Los Angeles Metropolitan Area), any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Assets
Cash and due from banks	$12,268	$24,519	$16,948	(50.0)%	(27.6)%
Interest-bearing deposits in other banks	122,675	142,237	74,268	(13.8)	65.2
Cash and cash equivalents	134,943	166,756	91,216	(19.1)	47.9
Available-for-sale debt securities, at fair value	185,909	199,373	194,250	(6.8)	(4.3)
Other investments	16,437	16,520	16,276	(0.5)	1.0
Loans held for sale	4,581	8,160	1,795	(43.9)	155.2
CRE loans	980,247	966,472	885,585	1.4	10.7
SBA loans	253,710	252,379	239,692	0.5	5.8
C&I loans	213,097	212,476	120,970	0.3	76.2
Home mortgage loans	509,524	499,666	518,024	2.0	(1.6)
Consumer loans	274	14	1,574	n/m	(82.6)
Gross loans receivable	1,956,852	1,931,007	1,765,845	1.3	10.8
Allowance for credit losses	(24,796)	(22,960)	(21,993)	8.0	12.7
Net loans receivable	1,932,056	1,908,047	1,743,852	1.3	10.8
Premises and equipment, net	5,449	4,961	5,248	9.8	3.8
Accrued interest receivable, net	9,188	9,479	8,259	(3.1)	11.2
Servicing assets	10,834	10,877	11,741	(0.4)	(7.7)
Company owned life insurance	22,912	22,739	22,233	0.8	3.1
Deferred tax assets, net	14,893	12,288	13,309	21.2	11.9
Other real estate owned	1,237	1,237	—	—	n/m
Operating right-of-use assets	7,415	7,870	8,497	(5.8)	(12.7)
Other assets	20,159	19,673	31,054	2.5	(35.1)
Total assets	$2,366,013	$2,387,980	$2,147,730	(0.9)%	10.2%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$504,928	$561,801	$522,751	(10.1)%	(3.4)%
Money market and others	329,095	343,188	399,018	(4.1)	(17.5)
Time deposits greater than $250	565,813	564,547	433,892	0.2	30.4
Other time deposits	627,449	595,067	451,897	5.4	38.8
Total deposits	2,027,285	2,064,603	1,807,558	(1.8)	12.2
Federal Home Loan Bank advances	95,000	75,000	105,000	26.7	(9.5)
Accrued interest payable	16,067	19,483	12,628	(17.5)	27.2
Operating lease liabilities	7,857	8,417	9,341	(6.7)	(15.9)
Other liabilities	14,811	16,874	20,577	(12.2)	(28.0)
Total liabilities	2,161,020	2,184,377	1,955,104	(1.1)	10.5
Shareholders' equity:
Common stock	73,697	73,697	76,280	—	(3.4)
Additional paid-in capital	11,928	11,713	10,942	1.8	9.0
Retained earnings	134,781	131,588	120,855	2.4	11.5
Accumulated other comprehensive loss	(15,413)	(13,395)	(15,451)	15.1	(0.2)
Total shareholders’ equity	204,993	203,603	192,626	0.7	6.4
Total liabilities and shareholders' equity	$2,366,013	$2,387,980	$2,147,730	(0.9)%	10.2%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Interest income
Interest and fees on loans	$31,729	$31,885	$28,914	(0.5)%	9.7%
Interest on available-for-sale debt securities	1,551	1,626	1,484	(4.6)	4.5
Other interest income	1,771	1,788	1,385	(1.0)	27.9
Total interest income	35,051	35,299	31,783	(0.7)	10.3
Interest expense
Interest on deposits	17,182	17,921	14,127	(4.1)	21.6
Interest on borrowings	940	872	1,426	7.8	(34.1)%
Total interest expense	18,122	18,793	15,553	(3.6)	16.5
Net interest income	16,929	16,506	16,230	2.6	4.3
Provision for credit losses	1,547	448	630	245.3	145.6
Net interest income after provision for credit losses	15,382	16,058	15,600	(4.2)	(1.4)
Noninterest income
Service charges on deposits	967	889	557	8.8	73.6
Loan servicing fees, net of amortization	858	693	540	23.8	58.9
Gain on sale of loans	2,197	2,088	1,996	5.2	10.1
Other income	395	570	587	(30.7)	(32.7)
Total noninterest income	4,417	4,240	3,680	4.2	20.0
Noninterest expense
Salaries and employee benefits	8,277	8,031	7,646	3.1	8.3
Occupancy and equipment	1,682	1,676	1,616	0.4	4.1
Data processing and communication	594	634	644	(6.3)	(7.8)
Professional fees	388	346	391	12.1	(0.8)
FDIC insurance and regulatory assessments	529	391	237	35.3	123.2
Promotion and advertising	82	151	86	(45.7)	(4.7)
Directors’ fees	151	154	145	(1.9)	4.1
Foundation donation and other contributions	480	549	524	(12.6)	(8.4)
Other expenses	950	788	694	20.6	36.9
Total noninterest expense	13,133	12,720	11,983	3.2	9.6
Income before income tax expense	6,666	7,578	7,297	(12.0)	(8.6)
Income tax expense	1,695	2,142	2,125	(20.9)	(20.2)
Net income	$4,971	$5,436	$5,172	(8.6)%	(3.9)%

Book value per share	$13.83	$13.75	$12.84	0.6%	7.7%
Earnings per share - basic	0.33	0.36	0.34	(8.3)	(2.9)
Earnings per share - diluted	0.33	0.36	0.34	(8.3)	(2.9)

Shares of common stock outstanding, at period end	14,819,866	14,811,671	15,000,436	0.1%	(1.2)%
Weighted average shares:
- Basic	14,816,416	14,812,118	15,027,110	—%	(1.4)%
- Diluted	14,816,416	14,812,118	15,034,822	—	(1.5)

KEY RATIOS

	For the Three Months Ended			% Change 4Q2024 vs.
	4Q2024	3Q2024	4Q2023	3Q2024	4Q2023
Return on average assets (ROA)(1)	0.84%	0.94%	0.96%	(0.1)%	(0.1)%
Return on average equity (ROE)(1)	9.75	10.95	11.18	(1.2)	(1.4)
Net interest margin(1)	2.96	2.95	3.12	—	(0.2)
Efficiency ratio	61.52	61.31	60.19	0.2	1.3

Total risk-based capital ratio	12.60%	12.79%	13.77%	(0.2)%	(1.2)%
Tier 1 risk-based capital ratio	11.35	11.57	12.52	(0.2)	(1.2)
Common equity tier 1 ratio	11.35	11.57	12.52	(0.2)	(1.2)
Leverage ratio	9.27	9.30	9.57	—	(0.3)

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Twelve Months Ended
	4Q2024	4Q2023	% Change
Interest income
Interest and fees on loans	$124,361	$110,463	12.6%
Interest on available-for-sale debt securities	6,227	6,131	1.6
Other interest income	7,032	5,071	38.7
Total interest income	137,620	121,665	13.1
Interest expense
Interest on deposits	68,121	49,435	37.8
Interest on borrowings	3,891	3,543	9.8
Total interest expense	72,012	52,978	35.9
Net interest income	65,608	68,687	(4.5)
Provision for credit losses	2,757	1,651	67.0
Net interest income after provision for credit losses	62,851	67,036	(6.2)
Noninterest income
Service charges on deposits	3,261	2,123	53.6%
Loan servicing fees, net of amortization	2,898	2,449	18.3
Gain on sale of loans	8,313	7,843	6.0
Other income	1,955	1,766	10.7
Total noninterest income	16,427	14,181	15.8
Noninterest expense
Salaries and employee benefits	31,717	29,593	7.2
Occupancy and equipment	6,673	6,490	2.8
Data processing and communication	2,245	2,109	6.4
Professional fees	1,535	1,571	(2.3)
FDIC insurance and regulatory assessments	1,672	1,457	14.8
Promotion and advertising	533	614	(13.2)
Directors’ fees	640	680	(5.9)
Foundation donation and other contributions	2,108	2,400	(12.2)
Other expenses	3,076	2,812	9.4
Total noninterest expense	50,199	47,726	5.2
Income before income tax expense	29,079	33,491	(13.2)
Income tax expense	8,010	9,573	(16.3)
Net income	$21,069	$23,918	(11.9)%

Book value per share	$13.83	$12.84	7.7%
Earnings per share - basic	1.39	1.55	(10.3)
Earnings per share - diluted	1.39	1.55	(10.3)

Shares of common stock outstanding, at period end	14,819,866	15,000,436	(1.2)%
Weighted average shares:
- Basic	14,871,876	15,149,597	(1.8)%
- Diluted	14,871,876	15,158,857	(1.9)

KEY RATIOS

	For the Twelve Months Ended
	4Q2024	4Q2023	% Change
Return on average assets (ROA)	0.92%	1.13%	(0.2)%
Return on average equity (ROE)	10.68	13.05	(2.4)
Net interest margin	2.99	3.37	(0.4)
Efficiency ratio	61.19	57.59	3.6

Total risk-based capital ratio	12.60%	13.77%	(1.2)%
Tier 1 risk-based capital ratio	11.35	12.52	(1.2)
Common equity tier 1 ratio	11.35	12.52	(1.2)
Leverage ratio	9.27	9.57	(0.3)

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	4Q2024	3Q2024	4Q2023
Nonaccrual loans(1)	$7,820	$3,620	$6,082
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	7,820	3,620	6,082
OREO	1,237	1,237	—
Nonperforming assets	$9,057	$4,857	$6,082

Criticized loans by risk categories:
Special mention loans	$6,309	$4,540	$1,428
Classified loans(1)(2)	13,261	11,960	11,921
Total criticized loans	$19,570	$16,500	$13,349

Criticized loans by loan type:
CRE loans	$9,042	$5,249	$4,995
SBA loans	10,128	10,144	5,864
C&I loans	400	1,107	—
Home mortgage loans	—	—	2,490
Total criticized loans	$19,570	$16,500	$13,349

Nonperforming loans / gross loans	0.40%	0.19%	0.34%
Nonperforming assets / gross loans plus OREO	0.46	0.25	0.34
Nonperforming assets / total assets	0.38	0.20	0.28
Classified loans / gross loans	0.68	0.62	0.68
Criticized loans / gross loans	1.00	0.85	0.76

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.19%	1.25%
As a % of nonperforming loans	317	634	362
As a % of nonperforming assets	274	473	362
As a % of classified loans	187	192	184
As a % of criticized loans	127	139	165

Net charge-offs	$23	$34	$161
Net charge-offs(3) to average gross loans(4)	0.00%	0.01%	0.04%

(1)Excludes the guaranteed portion of SBA & USDA loans that are in liquidation totaling $16.3 million, $11.1 million and $2.0 million as of December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(2)Consists of Substandard, Doubtful and Loss categories.
(3)Annualized.
(4)Includes loans held for sale.

($ in thousands)	4Q2024	3Q2024	4Q2023
Accruing delinquent loans 30-89 days past due
30-59 days	$3,159	$4,095	$5,945
60-89 days	5,805	6,211	3,662
Total	$8,964	$10,306	$9,607

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	4Q2024			3Q2024			4Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$120,170	$1,456	4.74%	$109,003	$1,474	5.29%	$78,496	$1,076	5.36%
Federal funds sold and other investments	16,478	315	7.63	16,432	314	7.65	16,115	309	7.66
Available-for-sale debt securities, at fair value	193,738	1,551	3.20	199,211	1,626	3.26	189,462	1,484	3.13
CRE loans	960,639	14,653	6.07	944,818	14,759	6.21	892,092	13,104	5.83
SBA loans	269,842	6,542	9.65	270,282	7,107	10.46	255,692	7,055	10.95
C&I loans	217,816	4,086	7.46	187,163	3,642	7.74	122,950	2,416	7.80
Home mortgage loans	499,151	6,441	5.16	503,148	6,364	5.06	515,840	6,315	4.90
Consumer loans	205	7	13.55	541	13	9.37	966	24	9.92
Loans(2)	1,947,653	31,729	6.49	1,905,952	31,885	6.66	1,787,540	28,914	6.43
Total interest-earning assets	2,278,039	35,051	6.12	2,230,598	35,299	6.30	2,071,613	31,783	6.10
Noninterest-earning assets	85,218			88,747			86,874
Total assets	$2,363,257			$2,319,345			$2,158,487

Interest-bearing liabilities:
Money market deposits and others	$335,197	$3,100	3.68%	$343,429	$3,601	4.17%	$377,304	$3,993	4.20%
Time deposits	1,151,112	14,082	4.87	1,127,078	14,320	5.05	866,142	10,134	4.64
Total interest-bearing deposits	1,486,309	17,182	4.60	1,470,507	17,921	4.85	1,243,446	14,127	4.51
Borrowings	86,525	940	4.32	80,326	872	4.32	118,764	1,426	4.76
Total interest-bearing liabilities	1,572,834	18,122	4.58	1,550,833	18,793	4.82	1,362,210	15,553	4.53
Noninterest-bearing liabilities:
Noninterest-bearing deposits	543,546			528,126			569,965
Other noninterest-bearing liabilities	42,925			41,892			41,312
Total noninterest-bearing liabilities	586,471			570,018			611,277
Shareholders’ equity	203,952			198,494			185,000
Total liabilities and shareholders’ equity	$2,363,257			2,319,345			2,158,487

Net interest income / interest rate spreads		$16,929	1.54%		$16,506	1.48%		$16,230	1.57%
Net interest margin			2.96%			2.95%			3.12%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,029,855	$17,182	3.37%	$1,998,633	$17,921	3.57%	$1,813,411	$14,127	3.09%
Total funding liabilities / cost of funds	2,116,380	18,122	3.41	2,078,959	18,793	3.60	1,932,175	15,553	3.19

(1)Annualized.
(2)Includes loans held for sale.

	For the Twelve Months Ended
	4Q2024			4Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning assets:
Interest-bearing deposits in other banks	$109,579	$5,766	5.26%	$78,676	$4,040	5.14%
Federal funds sold and other investments	16,371	1,266	7.74	14,963	1,031	6.89
Available-for-sale debt securities, at fair value	194,969	6,227	3.19	202,167	6,131	3.03
CRE loans	929,890	56,883	6.12	857,124	48,312	5.64
SBA loans	263,442	27,978	10.62	260,507	28,514	10.95
C&I loans	178,533	13,765	7.71	119,135	9,189	7.71
Home mortgage loans	504,030	25,648	5.09	507,125	24,384	4.81
Consumer & other loans	835	87	10.32	987	64	6.51
Loans(1)	1,876,730	124,361	6.63	1,744,878	110,463	6.33
Total interest-earning assets	2,197,649	137,620	6.26	2,040,684	121,665	5.96
Noninterest-earning assets	87,745			84,757
Total assets	$2,285,394			$2,125,441

Interest-bearing liabilities:
Money market deposits and others	$346,104	$14,135	4.08%	$374,116	$13,830	3.70%
Time deposits	1,084,107	53,986	4.98	841,804	35,605	4.23
Total interest-bearing deposits	1,430,211	68,121	4.76	1,215,920	49,435	4.07
Borrowings	88,186	3,891	4.41	77,114	3,543	4.59
Total interest-bearing liabilities	1,518,397	72,012	4.74	1,293,034	52,978	4.10
Noninterest-bearing liabilities:
Noninterest-bearing deposits	528,877			613,797
Other noninterest-bearing liabilities	40,839			35,377
Total noninterest-bearing liabilities	569,716			649,174
Shareholders’ equity	197,281			183,233
Total liabilities and shareholders’ equity	$2,285,394			2,125,441

Net interest income / interest rate spreads		$65,608	1.52%		$68,687	1.86%
Net interest margin			2.99%			3.37%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,959,088	$68,121	3.48%	1,829,717	$49,435	2.70%
Total funding liabilities / cost of funds	2,047,274	72,012	3.52	1,906,831	52,978	2.78

(1)Includes loans held for sale.